UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2005

MIDWEST BANC HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-29598	36-3252484
(State or other jurisdiction	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

501 W. NORTH AVENUE	60160
MELROSE PARK, ILLINOIS	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (708) 865-1053

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 18, 2005, the stockholders of Midwest Banc Holdings, Inc. (“Midwest”), approved the amendment and restatement of Midwest’s stock option plan (the “Plan”) at the 2005 annual stockholders meeting (the “Annual Meeting”). The major revisions to the Plan (now known as the Stock and Incentive Plan) were:

•	The number of shares of Midwest common stock available for awards under the Plan was increased from 1,725,000 to 2,500,000;

•	The Plan continues to authorize the issuance of incentive stock options and non-qualified stock options but the Plan now authorizes the issuance of stock appreciation rights, restricted stock and restricted stock units;

•	Non-employee directors will now be able to participate in the Plan;

•	3,000 shares of restricted stock will be issued to newly elected non-employee directors; and

•	The termination date of the Plan was extended from November 19, 2006 until March 22, 2015.

     A copy of the amended and restated plan was included as Appendix A to the Midwest’s 2005 annual meeting proxy statement.

     Pursuant to the plan provisions, restricted stock awards of 3,000 shares were made to the following directors:

Gerald F. Hartley

Homer J. Livingston, Jr.

Barry I. Forrester

1,000 of these shares will vest following the Annual Meeting and 1,000 shares will vest following the 2006 and 2007 annual stockholders meeting if the individual is serving as a director of Midwest following each meeting. In addition, the holders of the non-vested restricted stock will receive dividends and have voting rights with respect to those shares.

     For 2005, each director shall receive as compensation for serving on the Board of Directors and committees of the Board:

•	An annual retainer of $15,000;

•	An annual retainer of $18,000 for the Chairman of the Audit Committee;

•	A per meeting fee of $1,000 for attendance at regular and special meetings of the Board; and

•	A per meeting fee for attendance at meetings of the following committees:

Audit	$750
Compensation	500
Corporate Governance and Nominating	500

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     At the Annual Meeting, the stockholders of Midwest approved the amendment to the amended and restated Certificate of Incorporation of Midwest (the “Certificate”) increasing the authorized number of shares of common stock from 24 million to 32 million. Set forth below is the revised text of the first paragraph of Section 4 of the Certificate as amended.

“The total number of shares of stock which the corporation shall have authority to issue is thirty-three million (33,000,000), divided into two classes as follows: one million (1,000,000) of which shall be preferred stock, $0.01 par value (“Preferred Stock”), and thirty-two million (32,000,000) of which shall be common stock, $0.01 par value (“Common Stock”).”

Item 7.01. Regulation FD Disclosure.

     On May 18, 2005, the Company held its annual meeting of stockholders. Attached as Exhibit 99.2 is a copy of the presentation for this meeting.

     Note: the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Event.

     At the Annual Meeting, LeRoy Rosasco’s retirement from the Board was announced. Mr. Rosasco has been a director of the company since 1983. Attached as Exhibit 99.1 is a copy of the press release announcing his retirement and the election of two new directors at the Annual Meeting.

Item 9.01. Exhibits.

99.1	Press release, dated May 18, 2005, concerning the retirement of a director and election of two new directors.

99.2	Annual Meeting presentation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Date: May 19, 2005		Senior Vice President and Chief Financial Officer